Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	December 19, 2016

Rowan Announces Early Results of and Amendments to Tender Offers

HOUSTON, TEXAS — Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) today announced:

•	early results of the previously announced cash tender offers (as amended, the “Amended Tender Offers”) to purchase the outstanding senior notes of Rowan Companies, Inc., a Delaware corporation and indirect, wholly owned subsidiary of the Company (“RCI”), listed in the table below (collectively, the “Notes”), for a maximum aggregate purchase price of up to $750,000,000, excluding accrued and unpaid interest (such purchase price, subject to increase by RCI, the “Aggregate Maximum Purchase Price”);

•	an increase in the aggregate amount of the 7.875% Senior Notes due 2019 (the “2019 Notes”) being purchased from $100,000,000 to $207,215,910, excluding accrued and unpaid interest; and

•	an increase in the consideration offered per $1,000 principal amount of each of the 4.875% Senior Notes due 2022 (the “2022 Notes”) and the 4.750% Senior Notes due 2024 (the “2024 Notes”) as shown in the table below in the column entitled “Amended Tender Offer Consideration per U.S. $1,000.00.”

This announcement amends RCI’s Offer to Purchase, dated December 5, 2016 (as amended, the “Offer to Purchase”). Other than the amendments described above, all terms and conditions in the Offer to Purchase remain unchanged.

According to information received from Global Bondholder Services Corporation (“GBSC”), the Tender and Information Agent for the Amended Tender Offers, as of 5:00 p.m., New York City time, on December 16, 2016 (that date and time, the “Early Tender Time”), RCI had received valid tenders from holders of the Notes as outlined in the table below.

Title of Notes	CUSIP Number	Tender Cap (U.S. $)(1)	Acceptance Priority Level	Principal Amount Tendered (U.S. $)	Principal Amount Accepted (U.S. $)	Total Consideration per U.S. $1,000.00(2)		Tender Offer Consideration per U.S. $1,000.00(3)	Amended Tender Offer Consideration per U.S. $1,000.00
5.000% Senior Notes due 2017	779382AN0	N/A	1	$265,545,000	$265,545,000	$1,025.50		$995.50	N/A
7.875% Senior Notes due 2019	779382AK6	$207,215,910	2	$186,681,000	$186,681,000	$1,110.00		$1,080.00	N/A
4.875% Senior Notes due 2022	779382AP5	$235,000,000	3	$9,837,000	$9,837,000	$945.00	(4)	N/A	$945.00	(5)
4.750% Senior Notes due 2024	779382AR1	$50,000,000	4	$1,883,000	$1,883,000	$900.00		N/A	$900.00	(5)

(1)	The Tender Caps apply to the aggregate purchase price, excluding accrued and unpaid interest, of the applicable series of Notes.
(2)	The amounts, which exclude accrued and unpaid interest, will be paid per U.S. $1000.00 on the Early Settlement Date (defined below).
(3)	Holders who tender 5.000% Senior Notes due 2017 (the “2017 Notes”) or 2019 Notes after the Early Tender Time will receive only the Tender Offer Consideration per U.S. $1,000.00 and no Early Tender Premium. Holders who tender 2022 Notes or 2024 Notes after the Early Tender Time will receive only the amounts shown under “Amended Tender Offer Consideration per U.S. $1,000.00” and no Early Tender Premium. All amounts exclude accrued and unpaid interest.
(4)	Reflects an increase of $15.00 over the Total Consideration per U.S. $1,000.00 set forth in the Offer to Purchase distributed on December 5, 2016 with respect to the 2022 Notes.
(5)	Reflects increases of $45.00 and $30.00 over the Tender Offer Consideration per U.S. $1,000.00 set forth in the Offer to Purchase distributed on December 5, 2016 with respect to the 2022 Notes and the 2024 Notes, respectively.

The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were tendered before the Early Tender Time and any additional Notes that are tendered at or prior to 12:00 midnight, New York City time, at the end of the day on January 3, 2017 (the “Expiration Date”) may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.

The Amended Tender Offers are subject to the conditions described in the Offer to Purchase. However, the financing condition described in the Offer to Purchase is expected to be satisfied on the date hereof, upon the closing of RCI’s previously announced offering of senior notes in an aggregate principal amount of $500,000,000. Subject to the satisfaction or waiver of all remaining conditions to the Amended Tender Offers described in RCI’s Offer to Purchase having been either satisfied or waived by RCI, RCI intends to accept for purchase all of the Notes validly tendered (and not validly withdrawn) before the Early Tender Time. These Notes will be purchased on the “Early Settlement Date,” which is currently expected to occur on the date hereof.

Payments for the Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable Settlement Date (as such term is defined in the Offer to Purchase). Holders of Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Time and accepted for purchase pursuant to the Amended Tender Offers will receive the applicable Total Consideration (as set forth in the table above) for such series, which includes the early tender premium of $30.00 for each series of Notes as set forth in the Offer to Purchase (the “Early Tender Premium”).

Notes that have been validly tendered and not validly withdrawn on or before the Early Tender Time will be accepted for purchase in priority to other Notes tendered after the Early Tender Time even if such Notes tendered after the Early Tender Time have a higher acceptance priority level than Notes tendered prior to the Early Tender Time. The acceptance priority levels are specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level.

Notes of a series tendered after the Early Tender Time and prior to the Expiration Date may be subject to proration if the aggregate purchase price, excluding accrued interest, of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable tender cap (specified in the table above in the column entitled “Tender Cap”) or would cause the Aggregate Maximum Purchase Price to be exceeded.

Full details of the terms and conditions of the Amended Tender Offers are set forth in the Offer to Purchase, which is available from GBSC.

Citigroup Global Markets Inc. (“Citigroup”), MUFG Securities Americas Inc. (“MUFG”), BofA Merrill Lynch and Barclays Capital Inc. (“Barclays”) are the Dealer Managers in the Amended Tender Offers. GBSC has been retained to serve as the Tender and Information Agent for the Amended Tender Offers. Persons with questions regarding the Amended Tender Offers should contact Citigroup at (toll free) (800) 558-3745 or (collect) (212) 723-6106, MUFG at (toll free) (877) 744-4532 or (collect) (212) 405-7481, BofA Merrill Lynch at (toll free) (888) 292-0070 or (collect) (980) 388-3646 or Barclays (toll free) (800) 438-3242 or (collect) (212) 528-7581. Requests for the Offer to Purchase should be directed to GBSC at (toll free) (866) 794-2200 or (collect) (212) 430-3774.

None of the Company, its board of directors, its officers, the Dealer Managers, the depositary, the Tender and Information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Amended Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Amended Tender Offers are required to be made by a licensed broker or dealer, the Amended Tender Offers will be deemed to be made on behalf of RCI by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Company is a global provider of contract drilling services with a fleet of 29 mobile offshore drilling units, composed of 25 jack-up rigs and four ultra-deepwater drillships. The Company’s fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, impairments, the outcome of disputes, including tax disputes, and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contacts:

Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; or Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800